Q3 RESULTS - SEGMENT & SBU DETAILS

	CATEGORY & SHARE				TOPLINE		BOTTOM LINE				DRIVERS
	Q3 FDKT		52 Wk AO		Volume Growth	Sales Growth	Gross Margin		A&SP (% Sls)	EBIT Δ (Cont. Ops)	(Topline Drivers by SBU, Bottom Line Drivers by Segment) Bottom Line Drivers by Segment)
	Share Δ	Cat $ Δ	Share Δ	Cat $ Δ							
Homecare	-0.0 pts	-2.2%	+0.8 pts	-2.4%	+5%	+6%	50%	-80 bps	12%	+8%	■ Strong quarter with meaningful growth in top-line (vol, sales) and bottom-line ■ Record high share, robust innovation & strong execution (Core + Hispanics)
Laundry	-0.8 pts	-0.7%	+0.7 pts	-3.4%	-7%	+1%	46%	+130 bps	12%	+5%	■ Volume is ↓ and sales is ↑ is up slightly due to pricing. Category remains soft. ■ Pricing pass through at retail is mixed (positive impact on volume, esp. at WMT)
Away From Home	NA	NA	NA	NA	+63%	+57%	46%	-740 bps	3%	+40%	■ Another QTR of strong top line growth in all 3 channels (Food, Cleaning & Healthcare) ■ Recent acquisitions added >30% to sales and >15% to profit
Cleaning Segment	**NA**	**NA**	**NA**	**NA**	**+7%**	**+10%**	**46%**	**-80 bps**	**11%**	**+13%**	■ **Lower GM:** Inflationary pressures, negative mix/assortment (Fence) and dilution from acquisitions more than offset the benefit from pricing and cost savings. ■ **Higher EBIT Margin** (+80bps) as lower GM is more than offset by lower (A&SP) spending.
Glad	-0.6 pts	+1.5%	+0.1 pts	+3.3%	+4%	+9%	32%	+10 bps	8%	+1%	■ Volume is ↓ and sales is ↑ is up behind pricing and high shipments of OdorShield ■ Trash share was down (↓ Base, ↑ Premium), PL & Hefty shares ↑ (wider price gap) ■ Pricing: competitors followed, volume loss in line with expectations
Litter	-0.6 pts	-3.4%	+1.6 pts	-0.4%	+0%	+0%	39%	-150 bps	5%	+6%	■ All-time-high AO share (34.9%) driven by strong consumption at WMT. ■ Flat Vol & Sales (FS Extreme ↑ offset by FS Reg ↓ & Scoop A ↓, upsizing continues)
Charcoal	+1.2 pts	+6.3%	+0.7 pts	-1.8%	+1%	+7%	44%	-50 bps	5%	+3%	■ Vol & Sales ↑ as warm weather fueled consumption (offsetting vol ↓ from pricing) ■ Shipment of Blue Bag, Matchlight and Lighter Fluid were all up vs. YA. ■ Sales growth is partially offset by continued upsizing
Household Segment	**NA**	**NA**	**NA**	**NA**	**+2%**	**+6%**	**36%**	**-60 bps**	**6%**	**+5%**	■ **Lower GM:** Significant inflationary pressures (Glad resin) & negative mix/assortment more than offset benefit from pricing & strong cost savings. Q3 GM was also impacted by lower fixed cost absorption (lower production vs. YA due to timing of new product launches). ■ **EBIT Margin was down slightly (-20bps)** driven by lower GM (partially offset by lower A&SP spending).
Food	-0.0 pts	+3.8%	+0.1 pts	+1.8%	+1%	+14%	57%	+80 bps	9%	+22%	■ Vol ↑ due to acquisition (Base vol ↓: HV impacted by pricing, KCM consumption soft) ■ Sales is up due mainly to acquisition and partially strong shipments of DHV
Brita	-0.8 pts	-6.8%	NA	NA	+11%	+12%	61%	-740 bps	15%	+7%	■ Strong top-line QTR for Brita (vol & sales ↑) led by Brita Bottle. ■ Total Brita shares including Brita Bottle is up (+1.5pts P13 weeks, FDKT) ■ Share results are bifurcated (up in systems and down in filters, across both FM & PT)
Burts Bees[1]	-2.4 pts	+15.3%	-0.9 pts	+11.2%	+5%	+4%	58%	-240 bps	12%	-105%	■ Vol & Sales ↑ (lapping strong Q3 YA w/lip re-launch) driven primarily by **güd ($5M YTD)** ■ NPC category growth continues to gain momentum (+13.5% P12 weeks, 4 channel)
Lifestyle Segment	**NA**	**NA**	**NA**	**NA**	**+4%**	**+10%**	**57%**	**-140 bps**	**11%**	**+13%**	■ **Lower GM** driven by unfavorable mix drive by Brita Bottle and lower shipment of Burt's Lip/Body. (Pricing and cost savings offset inflationary pressures). ■ **Higher EBIT Margin (+60 bps)** as lower (A&SP) spending more than make up for lower GM.
Total Domestic	**-0.3 pts**	**+0.5%**	**+0.4 pts**	**+0.0%**	**+4%**	**+9%**					
Canada[2]	-2.2 pts	+0.1%	-1.2 pts	+0.3%	-2%	-2%	40%	-320 bps	9%	N/A	■ Top-line (shares, vol & sales ↓) continue to be under pressure behind category softness, intense competition (esp. in Glad vs. PL & Wipes vs. Lysol) and higher trade spending, slightly offset by pricing.
International All Other[2]	+0.4 pts	+6.5%	-0.4 pts	+13.5%	+2%	+5%	34%	-310 bps	8%	+219%	■ Vol & Sales ↑ as category continues to be healthy (double-digit in LatAm and low single-digit in ANZA). Pricing was also a key-component to sales growth. ■ Venezuela impact: -2pts in sales (Intl sales growth excl. VZ +7%)
International Segment					**+1%**	**+4%**	**35%**	**-340 bps**	**8%**	**-49%**	■ **Significant Margin Decline:** Implemented significant amt of pricing, but not enough to offset hyper-inflationary pressures (labor, manufacturing & logistics) & negative mix (VZ). ■ **EBIT Margin Decline (-440bps)** is also driven by higher SG&A due to SAP implementation
Corporate Segment										**-54%**	■ Higher corporate loss due to higher incentive accrual
Total Clorox					**+4%**	**+7%**	**42%**	**-180 bps**	**9%**	**-10%**	***See Total Company Results Section***

(1) Burt's FDKT and All Outlet category and share data sourced from 2.5 channel (12 wk) and 4 channel (52 wk) results, respectively, through end of March 2012.
(2) Canada shares is for period ended 3/110/12 and reflects FDKT only. International All Other (Latin America and ANZA) share and category results are current USD based as of last bimonthly and P52 weeks ending Oct/Nov 2011 (no newer data available).